Exhibit 99.1

Apartment Income REIT Corp. Completes Separation from Aimco

Denver, CO – December 15, 2020 – Apartment Income REIT Corp. (NYSE: AIRC) (“AIR”) announced today that it has completed its separation from Apartment Investment and Management Company (“Aimco”) (the “Separation”), becoming an independent, publicly-traded, self-managed and self-administered real estate investment trust.

The distribution of AIR common stock was completed on December 15, 2020, with each Aimco holder of record receiving one share of AIR Class A common stock for every one share of Aimco Class A common stock held as of the close of business on December 5, 2020 (the “Record Date”). Stockholders of Aimco will receive cash in lieu of any fractional shares of Class A common stock of AIR.

Beginning today, AIR will trade “regular way” on the NYSE under the symbol “AIRC.”

Additionally, in connection with the Separation, AIMCO-GP, Inc., the general partner of AIMCO Properties, L.P. (“AIR OP”), AIR’s operating partnership, effected a pro rata distribution of all of the outstanding limited partnership units of Aimco OP L.P. (“Aimco OP”) to holders, as of the close of business on the Record Date. As a result, Aimco OP is now Aimco’s operating partnership and AIR OP is now AIR’s operating partnership.

Terry Considine, AIR Chief Executive Officer and Director, comments, “AIR launches today providing investors with a simple and transparent way to invest in the multi-family sector and ownership with public market liquidity of a diversified portfolio of apartment communities, with low financial leverage, limited execution risk, best-in-class operations, and sector low management costs. I would like to thank my fellow AIR directors and teammates for all their hard work in the formation of AIR. I am proud of the work we have done and look forward to serving our stockholders together.”

Citigroup Global Markets Inc. is serving as lead financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor. J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC also provided financial advisory services to the company in connection with the transaction.

About AIR

AIR is a real estate investment trust focused on the ownership and management of quality apartment communities located in the largest markets in the United States. AIR is one of the country’s largest owners and operators of apartments, with 98 communities in 12 states and the District of Columbia. AIR common shares are traded on the New York Stock Exchange under the ticker symbol AIRC. For more information about AIR, please visit our website at www.aircommunities.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, statements regarding AIR’s portfolio composition and its capital structure after the Separation, including regarding its expected leverage and costs. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on AIR’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which AIR operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; AIR’s ability to maintain current or meet projected occupancy, rental rates and property operating results; AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of the proceeds thereof; our ability to successfully operate as a separate company from Aimco, with a more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by stockholder activists, including a proxy contest; AIR’s relationship with Aimco and the ability and willingness of Aimco and its subsidiaries to meet and/or perform their obligations under contractual arrangements that have been entered into with AIR and its subsidiaries in connection with the Separation and their obligations to indemnify, defend and hold AIR and its subsidiaries harmless from and against various claims, litigation and liabilities; the ability to achieve some or all the benefits that we expect to achieve from the Separation; and such other risks and uncertainties described from time to time in filings by AIR with the SEC.

Readers should carefully review the documents AIR files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of AIR’s registration statement relating to the Separation. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and AIR assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

Contact

Conor Wagner

Chief Investment Officer

(303) 691-4498

investors@aircommunities.com